Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Community Health Systems, Inc. on Form S-8 of our reports dated February 18, 2003, appearing in the Annual Report on Form 10-K of Community Health Systems, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche

Nashville, Tennessee
August 8, 2003